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                                                                     EXHIBIT 5.1

                          [KING & SPALDING LETTERHEAD]

                                 August 4, 1998

Winston Hotels, Inc.
2209 Century Drive
Suite 300
Raleigh, North Carolina 27612

     Re:  Winston Hotels, Inc. --
            Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Winston Hotels, Inc., a North Carolina corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 1,500,000 shares of Company common stock, par value $0.01 per share (the "Common Stock"), to be sold pursuant to that certain Dividend Reinvestment Plan, which has been included in the prospectus which is filed as part of the Registration Statement (the "DRIP Plan").

     In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

     The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of North Carolina, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. With respect to all matters in this opinion that are governed by the laws of the State of North Carolina, we have, with your approval, relied solely on the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., a copy of which has been delivered to you today, and the opinions expressed herein with respect to the laws of the State of North Carolina are subject to the same qualifications, assumptions and limitations as are set forth therein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof, the 1,500,000 shares of Common Stock of the Company, which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Articles of Incorporation, as amended, and Bylaws, and when so issued and delivered against payment therefor pursuant to the DRIP Plan as described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.
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     We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                          Very truly yours,

                                          /s/ King & Spalding
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                                          KING & SPALDING